UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 30, 2005

                      CONSOLIDATED CAPITAL PROPERTIES IV
            (Exact name of Registrant as specified in its charter)


       California                0-11002                94-2768742
(State or other jurisdiction   (Commission           (I.R.S. Employer
   of incorporation)           File Number)       Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.03 Creation of a Direct  Financial  Obligation or an Obligation  Under an
Off-Balance Sheet Arrangement of a Registrant.

Consolidated Capital Properties IV (the "Registrant") owns a 99% interest in Foothill Chimney Associates Limited Partnership, a Georgia limited partnership (the "Partnership"). On August 30, 2005, the Partnership refinanced the mortgage encumbering one of its investment properties, Foothill Place Apartments. The new mortgage loan, in the principal amount of $17,700,000, replaced the existing mortgage loan, which had an outstanding balance at the time of the refinancing of approximately $10,100,000. The new mortgage requires monthly payments of principal and interest of approximately $92,000, beginning on October 1, 2005 until the loan matures on September 1, 2008, with a fixed interest rate of 4.72% and a balloon payment of approximately $16,836,000 due at maturity. The Partnership may extend the term of the loan for two successive one-year periods by exercising the extension options as defined in the loan agreement. The Partnership may prepay the loan with no penalty if prepayment in full is made no more than twelve months before the maturity date or during the extension periods. However, if the loan is prepaid prior to twelve months before the maturity date then a prepayment penalty, as defined in the loan agreement, will apply.

In accordance with the terms of the loan agreement for the new loan, payment of the loan may be accelerated at the option of the lender if an event of default, as defined in the loan agreement, occurs. Events of default include, but are not limited to: nonpayment of monthly principal and interest within 10 business days after the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Partnership.

The foregoing description is qualified in its entirety by reference to the Deed of Trust, Security Agreement, and Fixture Filing, and Secured Promissory Note copies of which will be filed as exhibits to the Registrant's Form 10-Q for the quarterly period ended September 30, 2005.

In accordance with the Registrant's partnership agreement, the Registrant's General Partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds from the above transaction will be distributed to the Registrant's partners.









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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CONSOLDIATED CAPITAL PROPERTIES IV


                                    By:   Concap Equities, Inc.
                                          General Partner


                                    By:   /s/Martha L. Long
                                          Martha L. Long
                                          Senior Vice President


                                    Date: September 6, 2005